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                 AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

      This AMENDMENT NO. 1 (this "AMENDMENT") is entered into as of January 22, 2001 by and among PETCO Animal Supplies, Inc., a Delaware corporation (the "COMPANY"), BD Recapitalization Holdings LLC, a Delaware limited liability company (the "PURCHASER"), as Representative on behalf of the Purchaser Parties, Brian K. Devine, as Representative on behalf of the Management Parties and Jean-Marc Chapus, as Representative on behalf of the Financing Parties.

RECITALS

      WHEREAS, the Company, the Purchaser, the Management Stockholders and the Financing Stockholders entered into the Stockholders Agreement, dated as of October 2, 2000 (the "STOCKHOLDERS AGREEMENT"); and

      WHEREAS, the Company and the Stockholders desire to amend the Stockholders Agreement upon the terms and conditions set forth herein to clarify the definitions of "Registrable Common Purchaser Shares" and "Registrable Purchaser Shares."

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      A. DEFINED TERMS. Capitalized terms used herein but not otherwise defined in this Amendment shall have the respective meanings set forth in the Stockholders Agreement.

      B. STOCKHOLDERS AGREEMENT. Section 4.1 of the Stockholders Agreement shall be amended as follows:

            (i) The definition of "Registrable Common Purchaser Shares" shall be deleted and replaced in its entirety with the following definition:

                 "REGISTRABLE COMMON PURCHASER SHARES" means the shares of Common Stock owned by the Purchaser Parties immediately following the Closing or subsequently acquired by any Purchaser Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

            (ii) The definition of "Registrable Purchaser Shares" shall be deleted and replaced in its entirety with the following definition:

                 "REGISTRABLE PURCHASER SHARES" means the Registrable Common Purchaser Shares and the Registrable Preferred Purchaser Shares.

      C. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective when executed counterparts of this Amendment, duly executed by each of (i) the

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Company, (ii) the Purchaser, as Representative on behalf of the Purchaser
Parties, (iii) Brian K. Devine, as Represenative on behalf of the Management Parties, and (iv) Jean-Marc Chapus, as Representative on behalf of the Financing Parties, shall have been delivered to the Company.

      D. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      E. EFFECT OF AMENDMENT. The parties hereto agree that, except as amended hereby or hereafter, the Stockholders Agreement and any and all other agreements, documents, certificates and other instruments executed in connection therewith shall remain in full force and effect in accordance with their terms. Any reference to the Stockholders Agreement shall be a reference to the Stockholders Agreement as amended by this Amendment.

      F. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.


                                       2
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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first set forth above.


                           PETCO ANIMAL SUPPLIES, INC.

                           By:        /s/ JAMES M. MYERS
                              --------------------------------------------
                                Name:   James M. Myers
                                Title:  Senior Vice President and
                                        Chief Financial Officer


                           BD RECAPITALIZATION HOLDINGS LLC,
                           as Representative on behalf of the Purchaser Parties

                           By:  GREEN EQUITY INVESTORS III, L.P.,
                                Managing Member

                                By:  GEI Capital III, LLC,
                                     General Partner

                                By:    /s/  JOHN DANHAKL
                                   ---------------------------------------
                                     Name:  John Danhakl
                                     Title: Manager


                           By:  TPG PARTNERS III, L.P.,
                                Managing Member

                                By:  TPG GenPar III, L.P.,
                                     Its General Partner

                                By:  TPG Advisors III, Inc.
                                     Its General Partner


                                By:   /s/  JAMES J. O'BRIEN
                                   ---------------------------------------
                                     Name:  James J. O'Brien
                                     Title: Vice President


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                           BRIAN K. DEVINE,
                           as Representative on behalf of the Management Parties

                           By: /s/ BRIAN K. DEVINE
                              --------------------------------------------
                              Name:  Brian K. Devine



                           JEAN-MARC CHAPUS,
                           as Representative on behalf of the Financing Parties

                           By: /s/ JEAN-MARC CHAPUS
                              --------------------------------------------
                              Name:  Jean-Marc Chapus